Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275151

SUPPLEMENT dated January 28, 2026

To Prospectus Supplement dated October 27, 2023

(To prospectus dated October 24, 2023)

National Rural Utilities
Cooperative Finance Corporation

Medium-Term Notes, Series D

This supplement (this “Supplement”) supplements the prospectus supplement, dated October 27, 2023 (the “Prospectus Supplement”), providing for the offer and sale from time to time of National Rural Utilities Cooperative Finance Corporation’s Medium-Term Notes, Series D, through agents. This Supplement should be read in conjunction with the Prospectus Supplement.

This Supplement is being filed to reflect the amendment of the Agency Agreement dated October 27, 2023 pursuant to which the offering is being conducted (as amended, the “Agency Agreement”) to revise the list of agents named and reflected in the Prospectus Supplement and the Agency Agreement.

Accordingly, the Prospectus Supplement is hereby amended as follows: Each reference to “Scotia Capital (USA) Inc.” is hereby replaced with “BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc. and M&T Securities, Inc.” such that each reference to the term “agent” or “agents” includes RBC Capital Markets, LLC, BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., M&T Securities, Inc., PNC Capital Markets LLC, Regions Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc.

RBC CAPITAL MARKETS

BMO CAPITAL MARKETS

FNB AMERICA SECURITIES LLC

HUNTINGTON CAPITAL MARKETS

   J.P. MORGAN

KEYBANC CAPITAL MARKETS

  MIZUHO

   MUFG

  M&T SECURITIES

  PNC CAPITAL MARKETS LLC

   REGIONS SECURITIES LLC

  TRUIST SECURITIES

 US BANCORP